Exhibit 99.1

HUMBLE IMPORTS INC, D/B/A ECD AUTO DESIGN, AND ITS SUBSIDIARY

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Three and Nine Months Ended September 30, 2023 and 2022

HUMBLE IMPORTS INC, D/B/A ECD AUTO DESIGN, AND ITS SUBSIDIARY

HUMBLE IMPORTS INC, D/B/A ECD AUTO DESIGN, AND ITS SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$5,182,541	$3,514,882
Accounts receivable	2,490,863	503,291
Inventories	3,380,865	3,054,304
Other receivable	33,281	209,810
Prepaid and other current assets	63,831	68,419
Total current assets	11,151,381	7,350,706

Property and equipment, net	511,918	570,824
Right-to-use asset	4,408,848	4,443,696
Deposit	75,986	75,986
TOTAL ASSETS	$16,148,133	$12,441,212

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Line of credit	$3,204,524	$—
Accounts payable	878,602	486,816
Accrued expenses	90,668	117,689
Customer deposits	8,905,411	9,493,688
Lease liability, current	317,268	247,519
Other payable	285,975	362,234
Total current liabilities	13,682,448	10,707,946

Loan payable	500,000	500,000
Lease liability, non-current	4,067,660	4,238,746
Total Liabilities	18,250,108	15,446,692

Stockholders’ deficit
Common stock, $10 par value, 100 shares authorized, issued and outstanding	1,000	1,000
Additional paid-in capital	2,474	2,474
Accumulated deficit	(2,105,449)	(3,008,953)
Total Stockholders’ Deficit	(2,101,975)	(3,005,479)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$16,148,133	$12,441,212

 The accompanying notes are an integral part of these condensed consolidated financial statements.

HUMBLE IMPORTS INC, D/B/A ECD AUTO DESIGN, AND ITS SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022

Revenue, net	$6,211,371	$3,706,746	$15,657,587	$11,102,471
Cost of goods sold	4,014,570	2,753,870	10,211,609	8,497,456
Gross profit	2,196,801	952,876	5,445,978	2,605,015

Operating expenses
Sales and marketing expenses	100,038	71,671	306,826	220,317
General and administrative expenses	1,417,377	938,149	4,053,994	2,783,850
Depreciation and amortization expenses	31,201	24,951	85,195	68,841
Total operating expenses	1,548,616	1,034,771	4,446,015	3,073,008

Income (Loss) from operations	648,185	(81,895)	999,963	(467,993)

Other income (expense)
Interest income	6,654	69	27,304	210
Resale commissions income	42,370	52,000	86,370	444,659
Other income, net	(29,396)	(56,454)	12,500	(54,714)
Total other income	19,628	(4,385)	126,174	390,155

Net income (loss)	$667,813	$(86,280)	$1,126,137	$(77,838)

Net income (loss) per common share, basic and diluted	$6,678	$(863)	$11,261	$(778)
Weighted average number of common shares outstanding, basic and diluted	100	100	100	100

The accompanying notes are an integral part of these condensed consolidated financial statements.

HUMBLE IMPORTS INC, D/B/A ECD AUTO DESIGN, AND ITS SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 and 2022

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance, January 1, 2023	100	$1,000	$2,474	$(3,008,953)	$(3,005,479)
Stockholder distributions	—	—	—	(66,773)	(66,773)
Net loss	—	—	—	(11,508)	(11,508)
Balance – March 31, 2023	100	$1,000	$2,474	$(3,087,234)	$(3,083,760)
Stockholder distributions	—	—	—	(78,376)	(78,376)
Net income	—	—	—	469,832	469,832
Balance – June 30, 2023	100	$1,000	$2,474	$(2,695,778)	$(2,692,304)
Stockholder distributions	—	—	—	(77,484)	(77,484)
Net income	—	—	—	667,813	667,813
Balance – September 30, 2023	100	$1,000	$2,474	$(2,105,449)	$(2,101,975)

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance, January 1, 2022	100	$1,000	$—	$(2,889,052)	$(2,888,052)
Stockholder distributions	—	—	—	(90,695)	(90,695)
Net income	—	—	—	28,742	28,742
Balance – March 31, 2022	100	$1,000	$—	$(2,951,005)	$(2,950,005)
Stockholder distributions	—	—	—	(84,381)	(84,381)
Net loss	—	—	—	(20,300)	(20,300)
Balance – June 30, 2022	100	$1,000	$—	$(3,055,686)	$(3,054,686)
Stockholder distributions	—	—	—	(42,771)	(42,771)
Net loss	—	—	—	(86,280)	(86,280)
Balance – September 30, 2022	100	$1,000	$—	$(3,184,737)	$(3,183,737)

The accompanying notes are an integral part of these condensed consolidated financial statements.

HUMBLE IMPORTS INC, D/B/A ECD AUTO DESIGN, AND ITS SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	For the nine months ended September 30,
	2023	2022
Cash Flows from Operating Activities:
Net income (loss)	$1,126,137	$(77,838)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities
Depreciation and amortization expense	85,195	68,841
Amortization of right-to-use asset	206,235	—
Changes in operating assets and liabilities:
Accounts receivable	(1,987,572)	(570,933)
Other receivable	176,529	43,866
Inventories	(326,561)	82,268
Prepaid and other current assets	4,588	(57,533)
Accounts payable	319,695	334,786
Accrued expenses	(22,498)	(40,210)
Customer deposits	(588,277)	409,763
Other payable	(4,166)	320,275
Lease liability	(272,724)	26,634
Net cash (used in) provided by operating activities	(1,283,419)	539,919

Cash Flows from Investing Activities:
Purchase of assets	(26,289)	(413,343)
Net cash used in investing activities	(26,289)	(413,343)

Cash Flows from Financing Activities:
Proceeds from line of credit	3,200,000	—
Cash distributed to stockholders	(222,633)	(217,847)
Net cash used in financing activities	2,977,367	(217,847)

Net (decrease) increase in cash and cash equivalents	1,667,659	(91,271)
Cash and cash equivalents, beginning of year	3,514,882	2,808,643
Cash and cash equivalents, end of year	$5,182,541	$2,717,372

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

Supplemental disclosure of noncash cash flow information
Record right-to-use asset and lease liability per ASC 842	$171,387	$4,460,126

The accompanying notes are an integral part of these condensed consolidated financial statements.

HUMBLE IMPORTS INC, D/B/A ECD AUTO DESIGN, AND ITS SUBSIDIARY

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

1. NATURE OF OPERATIONS

Humble Imports Inc d/b/a ECD Auto Design and its subsidiary (the “Company,” “ECD,” “we,” “us,” or “our), a Florida corporation incorporated on March 5, 2013, is engaged in the production and sale of Land Rover vehicle. Since the Company’s commencement of operations in 2013, they have established a facility geared towards producing the most customized Land Rovers with the highest quality of parts and the highest quality labor force building each vehicle. The Company primarily earns revenue from the sale of the customized vehicle directly to the customer. Additionally revenue is generated from providing repair or upgrade services to customers and from the sale of extended warranties.

The Company also consolidates, ECD Audit Design UK LTD (“ECD UK”), a private limited company incorporated on July 16, 2021 in England and Wales. ECD UK was formed for the purpose of procuring parts overseas for the Company. ECD UK is a consolidated variable interest entity (“VIE”) for which the company is the primary beneficiary. We are the primary beneficiary of ECD UK as we have both the power to direct the most significant activities impacting their economic performance and the obligation to absorb losses or receive benefits significant to them.

On March 3, 2023, EF Hutton Acquisition Corporation I (the “Registrant” or the “Parent”) entered into a Merger Agreement (the “Agreement”) with the Company and EFHAC Merger Sub, Inc., a Florida corporation (“Merger Sub”) and wholly-owned subsidiary of the Registrant, pursuant to which Merger Sub will merge with and into the Company with the Company as the surviving corporation and becoming a wholly-owned subsidiary of Parent (the “Merger”). In connection with the Merger, the Parent will change its name to “ECD Automotive Design, Inc.” or such other name designated by the Company by notice to Parent. The Board of Directors of the Registrant (the “Board”) has unanimously (i) approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated thereby, and (ii) resolved to recommend approval of the Merger Agreement and related matters by the stockholders of the Registrant. On October 14, 2023, the Parent, the Company, ECD UK, Merger Sub and Scott Wallace, as the Securityholder Representative entered into an amendment to the Merger Agreement. A copy of the Merger Agreement and the First Amendment to the Merger Agreement, dated as of October 14, 2023 is attached to this proxy statement/prospectus as Annex A. At the closing of the Merger, the Parent will issue (a) 25.1 million shares of its common stock, par value $0.0001 per share (the “Parent Common Stock”), (b) 39,000 shares of EFHAC Series A Convertible Preferred Stock, (c) a warrant to purchase 1,091,525 shares of EFHAC Common Stock (“Common Shares Warrant”) and (d) a warrant to purchase 15,819 shares of EFHAC Series A Convertible Preferred Stock (“Preferred Shares Warrant”) to the ECD Securityholders, as further described in the Merger Agreement. Parent will also pay the ECD Initial Securityholders a cash payment of $2,000,000 as consideration for the Merger.

On June 7, 2023, ECD UK became a wholly owned subsidiary of ECD.

2. GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

As of September 30, 2023, the Company had cash and cash equivalents of approximately $5.2 million and working capital deficit of approximately $2.5 million. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for the next twelve-month period since the date of the consolidated financial statements were issued.

The Company’s primary source of operating funds since inception has been from cash receipts from sales and proceeds from its loan payable and line of credit. The Company intends to raise additional capital through private placements of debt and equity securities, but there can be no assurance that these funds will be available on terms acceptable to the Company, or will be sufficient to enable the Company to fully complete its development activities or sustain operations. If the Company is unable to raise sufficient additional funds, it will have to develop and implement a plan to further extend payables, reduce overhead, or scale back its current business plan until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful.

In December 2019, a novel strain of coronavirus (“COVID-19”) surfaced. The spread of COVID-19 around the world in the first quarter of 2020 has caused significant volatility in U.S. and international markets. There is significant uncertainty around the breadth and duration of business disruptions related to COVID-19, as well as its impact on the U.S. and international economies and, as such, the Company is unable to determine if it will have a material impact to its operations.

Accordingly, the accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, certain information and footnote disclosures normally included in condensed consolidated financial statements in accordance with GAAP have been omitted. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three and nine months ended September 30, 2023 are not necessarily indicative of the results that may be expected for the year ending December 31, 2023.

Emerging Growth Company Status

The Company is an emerging growth company, as defined in the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as to those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates include assumptions used in revenue recognition, useful life of assets, and allowance for doubtful accounts.

Segment Information

Operating segments are defined as components of an enterprise for which separate discrete financial information is evaluated regularly by the Company’s Chief Executive Officer (“CEO”), who is the Chief Operating Decision Maker (“CODM”), in deciding how to allocate resources and assess performance. The CODM reviews financial information presented on a consolidated basis for the purposes of allocating resources and evaluating financial performance. Accordingly, the Company operates and manages its business as one operating segment and one reportable segment.

Cash and Cash Equivalents

The Company considers all highly liquid investments acquired with an original maturity of three months or less at the date of purchase to be cash equivalents. Cash equivalents are stated at cost, which approximates market value, because of the short maturity of these instruments.

Revenue Recognition

On January 1, 2020, the Company adopted ASU, “Revenue from Contracts with Customers Topic 606” (“Topic 606”), using the modified retrospective method. There was no material impact to the Company upon the adoption of Topic 606. Revenue is recognized when the Company transfers promised goods or services to the customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. In determining the appropriate amount of revenue to be recognized as the Company fulfills its obligations under the agreement, the Company performs the following steps: (i) identification of the promised goods or services in the contract; (ii) determination of whether the promised goods or services are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation. The Company only applies the five-step model to contracts when it is probable that it will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer.

Product Revenue – Parts and Builds

The Company generates revenue through the sale of Land Rover vehicle directly to customers. The Company considers the build/sales contracts to be the contracts with the customer. There is a single performance obligation in all of the Company’s contracts, which is the Company’s promise to transfer the Company’s product to customers based on specific payment and shipping terms in the arrangement. The entire transaction price is allocated to this single performance obligation. Product revenue is recognized when a customer obtains control of the Company’s product, which occurs at shipment.

Upon execution of the contract, the Company bills its customers the total consideration of the contract. The Company receives approximately 50% of the total consideration of the contract from its customers as acceptance of contract, which are initially recorded in customer deposits, and are recognized as net revenue when the products are shipped.

Service Revenue

The Company generates revenue through providing repair or upgrade service to customers. The Company agrees with the customer on a budget and deliverable. This is typically evidenced by an email which represents the customer arrangement. There is a single performance obligation, which is the Company’s promise to perform the repair or upgrade work on the vehicle. The entire transaction price is allocated to this single performance obligation. Service revenue is recognized when the repair or upgrade work is completed and the customer receives the vehicle.

Warranty Revenue

The Company generates revenue through the sale of extended warranty to customers. The customers agree to the terms and conditions at the time of purchase, which represents the customer arrangements. The period covered by the extended warranty is usually one year. The Company has elected to apply the optional exemption provided in ASC 606 and therefore, is not required to disclose the aggregate amount of the transaction price allocated to performance obligations that are unsatisfied or partially unsatisfied at the end of the reporting period.

Product Limited Warranty

Consistent with industry practice, the Company generally offers customers a limited warranty for work performed on the vehicle under the builds/sales contract. The customers do not have a contractual right of return. The Company only offers a limited warranty for the work performed on the vehicle under the contract. If a customer disputes any work performed, the Company will attempt to remedy the work however, it shall not be required to discount the transaction price.

Other Revenue Policies

Sales, value add, and other taxes collected on behalf of third parties are excluded from revenue.

Applying the practical expedient in paragraph ASC 606-10-32-18, the Company does not assess whether a contract has a significant financing component if the expectation at contract inception is that the period between payment by the customer and the transfer of the promised products to the customer will be one year or less, which is the case with substantially all customers.

Applying the practical expedient in ASC 606-10-25-18B, the Company accounts for shipping and handling activities related to contracts with customers as costs to fulfill the promise to transfer the associated products. The Company records the related costs as part of the cost of goods good.

Disaggregation of Revenue

The following table summarizes the Company’s net revenues disaggregated by product category:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Parts	$15,699	$14,282	$33,799	$46,967
Builds	6,179,087	3,675,222	15,525,505	10,930,275
Service	—	—	30,950	—
Warranty	16,585	17,242	67,333	125,229
Total revenues, net	$6,211,371	$3,706,746	$15,657,587	$11,102,471

Contract Liability and remaining performance obligations

	September 30, 2023	December 31, 2022
Beginning balance, January 1	$9,493,688	$9,287,255
Additional deposits received	15,069,310	15,196,396
Revenue Recognized during the year at a point-in-time	(15,657,587)	(14,989,963)
Ending balance, December 31	$8,905,411	$9,493,688

As of June 30, 2023 and December 31, 2022, in addition to the customer deposits noted above, the company has $10,900,702 and $11,072,060, respectively of contract consideration allocated to a performance obligation not yet completed. The customer deposits and performance obligations not yet completed are typically recognized in revenue at a point in time within the next twelve months as the custom build vehicles are delivered to customers.

Accounts Receivable

Accounts receivable are recorded at original invoice amount less an allowance for uncollectible accounts that management believes will be adequate to absorb estimated losses on existing balances. Management estimates the allowance based on collectability of accounts receivable and prior bad debt experience. Accounts receivable balances are written off against the allowance upon management’s determination that such accounts are uncollectible. Recoveries of accounts receivable previously written off are recorded when received. Management believes that credit risks on accounts receivable will not be material to the financial position of the Company or results of operations. The allowance for doubtful accounts was $0 as of June 30, 2023 and December 31, 2022.

Inventories

Work in progress, work in progress – shipping and consumables, and work in progress – labor costs reported in inventories are carried at the lower of cost or net realizable value. Cost is determined on the basis of the direct and indirect costs that are directly attributable. The measurement of inventories is generally based on the weighted average method.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the asset’s estimated useful life of 5 to 15 years. Expenditures for maintenance and repairs are expensed as incurred. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition is reflected in earnings.

Long-Lived Assets

The Company follows a “primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of the assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset.

Income taxes

As an S corporation, the Company is not directly liable for federal income taxes. Such taxes are the responsibility of the individual shareholders. Income and losses for tax purposes may differ from the financial statement amounts and may be allocated to the shareholders on a different basis for tax purposes than for financial statement purposes. The shareholder’s’ equity balances as reflected in the accompanying financial statements do not necessarily represent the shareholders’ tax basis of their respective interests.

Income (Loss) Per Share

The Company accounts for net income (loss) per share in accordance with Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”), which requires presentation of basic and diluted earnings per share (“EPS”) on the face of the statement of operations for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS. Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during each period. It excludes the dilutive effects of any potentially issuable common shares. Diluted net income (loss) per share is calculated by including any potentially dilutive share issuances in the denominator. The Company does not have potentially dilutive share issuances and therefore basic and dilutive income (loss) per share is the same.

Leases

The Company determines if an arrangement is a lease at inception. Operating lease right-of-use asset (“ROU asset”) and short-term and long-term lease liability are included on the face of the consolidated balance sheets.

ROU asset represents the right to use an underlying asset for the lease term and lease liability represents the Company’s obligation to make lease payments arising from the lease. Operating lease ROU asset and liability are recognized at commencement date based on the present value of lease payments over the lease term. As the Company’s lease does not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at commencement date over the respective lease term in determining the present value of lease payments. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. For lease agreements with terms less than 12 months, the Company has elected the short-term lease measurement and recognition exemption, and it recognizes such lease payments on a straight-line basis over the lease term.

Fair Value of Financial Instruments

The Company calculates the fair value of its assets and liabilities which qualify as financial instruments and includes this additional information in the notes to the consolidated financial statements when the fair value is different than the carrying value of these financial instruments. The estimated fair value of cash, accounts receivable, accounts payable and accrued expenses, and loan payable approximate their carrying amounts due to the relatively short maturity of these instruments. The carrying value of lease liability also approximates fair value since the instrument bears market rates of interest. None of these instruments are held for trading purposes.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”), which supersedes the current lease requirements in ASC 840, Leases. ASU 2016-02 requires lessees to recognize a right-of-use asset and related lease liability for all leases, with a limited exception for short-term leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the statement of operations. Currently, leases are classified as either capital or operating, with any capital leases recognized on the consolidated balance sheets. The reporting of lease-related expenses in the consolidated statements of operations and cash flows will be generally consistent with the current guidance. The Company expects to elect the package of practical expedients which permits the Company to not reassess under the new standard the prior conclusions about lease identification, lease classification, or initial direct costs. The Company expects to elect to combine non-lease and lease components when accounting for leases. The Company expects to make a policy election to exclude short-term leases, those with an original term of less than twelve months, from recognition and measurement under ASC 842. As such, the Company expects to not recognize a right of use asset or lease liability for these leases. The Company expects to adopt ASC 842 using the modified retrospective method as of the adoption date. As a result of expecting to elect the modified retrospective approach, the Company will not restate prior year financial statements to conform to the new guidance. The Company’s operating lease portfolio primarily includes offices and office equipment. As a result of adoption of ASC 842, the Company recorded an operating lease right-of-use asset and a lease liability on the consolidated balance sheet as of January 1, 2022.

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326). This standard requires a new method for recognizing credit losses that is referred to as the current expected credit loss (“CECL”) method. The CECL method requires the recognition of all losses expected over the life of a financial instrument upon origination or purchase of the instrument unless the Company elects to recognize such instruments at fair value with changes in profit and loss (the fair value option). This standard is effective for the Company for fiscal years beginning after December 15, 2022. Management is currently evaluating the potential impact of this guidance on its consolidated financial statements.

In December 2019, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). ASU 2019-12 clarifies and simplifies accounting for income taxes by eliminating certain exceptions for intra period tax allocation principles, and recognition of deferred taxes for outside basis differences in an investment, among other updates. The adoption of ASU 2019-12 did not have a material impact on the consolidated financial statements.

4. PREPAID AND OTHER CURRENT ASSETS

Prepaid and other current assets consisted of the following:

	September 30, 2023	December 31, 2022
Prepaid expenses	$3,847	$4,786
Prepaid inventory	59,984	59,983
Advances to employees	—	3,650
	$63,831	$68,419

5. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	September 30, 2023	December 31, 2022
Computer equipment	$16,675	$16,675
Office furniture	36,412	36,412
Manufacturing equipment	654,858	636,903
	707,945	689,990
Less: accumulated depreciation	(196,027)	(119,166)
	$511,918	$570,824

Depreciation expense related to the Company’s property and equipment was $31,201 and $85,195 for the three and nine months ended September 30, 2023, respectively and $24,951 and $68,841 for the three and nine months ended September 30, 2022, respectively which were included in the accompanying consolidated statements of operations.

6. LEASE

Prior to 2022, the Company entered into several lease renewal agreements with landlord whereby the Company agreed to lease office space in Kissimmee, Florida. All of these lease renewal agreements were expired during the year ended December 31, 2022. The leases had rental payments from $1,423 per month to $2,801 per month.

On August 11, 2021, the Company entered into a lease agreement, whereby the Company agreed to lease office space in Kissimmee, Florida for a term of 125 months following the lease commencement date. The lease commencement date was not identified until July 15, 2022 when the Company entered into the First Amendment to the original lease agreement, pursuant to which the commencement date would be July 1, 2022. The Company will owe monthly rental payments ranging from $6,512 to $50,039 over the term of the lease. On January 1, 2022, the Company recorded right-to-use asset and lease liability of $4,460,126 using the Company’s estimated incremental borrowing rate of 3.88%.

The Company also has a five year lease in the UK for office space expiring December 16, 2026. The Company will owe monthly rental payments ranging from $3,092 to $3,401 over the term of the lease. The Company recorded right-to-use asset and lease liability of $171,387 using the Company’s estimated incremental borrowing rate of 3.88%.

Maturity analysis under the lease agreements is as follows:

Total
Rest of 2023	$118,204
2024	486,542
2025	501,893
2026	517,206
2027 and beyond	3,766,501
5,390,346
Less: present value discount	(1,005,418)
Lease liability	$4,384,928

Lease expense for the three and nine months ended September 30, 2023 was $198,385 and $310,919, respectively and for the three and nine months ended September 30, 2022 was $64,469 and $146,738, respectively.

7. ACCRUED EXPENSES

Accrued expenses consisted of the following:

	September 30, 2023	December 31, 2022
Accrued commission (see Note 9)	$6,000	$6,000
Accrued 401(k) payable	13,906	—
Accrued payroll	70,762	111,689
	$90,668	$117,689

8. OTHER PAYABLE

Other payable consisted of the following:

	September 30, 2023	December 31, 2022
Sales tax payable	$—	$72,092
PPG payable (as defined below)	277,642	277,642
Other	8,333	12,500
	$285,975	$362,234

On February 1, 2022, the Company entered into an Exclusive Supplier Agreement with a third party, pursuant to which the third party issues a pre-bate in the amount of $277,642 to the Company in exchange for the Company’s commitment to make purchase of the third party’s products in the amount of $1,506,349. The Company shall use the $277,642 as working capital or otherwise in the operation of the Company’s collision center business. The Company recorded the $277,642 as other payable (“PPG Payable”) in the accompanying consolidated balance sheet as of September 30, 2023 and December 31, 2022.

9. LINE OF CREDIT

 In connection with ECD’s PIPE Financing, on September 28, 2023, ECD entered into a loan and security agreement (the “Loan and Security Agreement”) with Context Credit Holdings, LP (“Edge”) for a $10,000,000 revolving credit facility (the “Edge Facility”). Under the Edge Facility, Edge will make borrowing base advances against ECD’s accounts receivables, up to a limit of 90% of eligible accounts receivable as determined according to the Loan and Security Agreement. The Edge Facility has a two-year term, subject to renewal at Edge’s discretion. The advances will bear interest at a per annum rate equal to (a) the Base Rate plus (b) 7.00%; the “Base Rate” means the greater of (i) 6.50% and (ii) the Wall Street Journal Prime Rate (floating with daily resets) as publicly announced to be in effect from time to time. Pursuant to the Loan and Security Agreement, ECD may at any time terminate the Edge Facility with 60 days’ prior written notice. ECD has agreed with the Lender under the SPA that, by the closing date for the issuance of the Note, it will either have (i) delivered an irrevocable notice to terminate the Loan and Security Agreement or (ii) entered into an intercreditor agreement with Edge and the Collateral Agent (as defined in the SPA).

The Edge Facility is secured by a blanket lien on all corporate assets, including a perfected first-priority lien on and security interest in all ECD’s assets, including accounts receivables, inventory, equipment, real estate, contracts, general intangibles, and proceeds thereof. Also, each of the ECD Initial Securityholders has entered into a personal guaranty with Edge with respect to the Edge Facility.

As of September 30, 2023, the Company has drawn down $3.2 million of the Edge Facility.

10. LOAN PAYABLE

On December 15, 2021, the Company entered into a Letter of Credit Agreement with a third party, pursuant to which the Company borrowed $500,000 from the third party bearing no interest and due on December 15, 2023. As additional consideration for the loan, the Company agrees to pay the third party an amount equal to 20% of the Company’s gross profits in connection with the Company’s resales commissions during the term of the agreement. As of June 30, 2023 and December 31, 2022, the Company accrued $6,000 of commission to be paid to such third party (see Note 7).

The loan outstanding as of September 30, 2023 and December 31, 2022 $500,000.

11. STOCKHOLDERS’ DEFICIT

The Company’s Shareholders Agreement effective on August 22, 2017 authorizes the issuance of a total of 100 shares of common stock to four stockholders. According to the Shareholders Agreement, the stockholders agreed to not to transfer their stock without approval of other stockholders. As of September 30, 2023 and December 31, 2022, 100 shares of common stock were issued and outstanding.

12. RELATED PARTY TRANSACTIONS

The following table shows the Company’s expenses incurred with related parties and the relationship:

		For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Relationship	2023	2022	2023	2022
Luxury Automotive Transport, Inc.	Company owned by stockholder’s relative	$47,620	$52,131	$141,197	$181,496
Wallace USA	Company owned by stockholder	1,050	12,999	18,382	38,997
Karen Wallace	Stockholder’s relative	111	1,012	148	1,012
		$48,781	$77,578	$159,727	$232,941

13. SUBSEQUENT EVENTS

Subsequent events have been evaluated through [Date], which represents the date the financial statements were available to be issued, and other than described below, no events have occurred through that date that would impact the financial statements.

On October 6, 2023, ECD amended the Company’s articles of incorporation which authorized 100 shares of common stock with no par value to authorize 500,000,000 shares of common stock with no par value and 20,000,000 shares of Preferred Stock with no par value. Included in this amendment, the Company created and designated 54, 819 shares of preferred stock as “Series A Convertible Preferred Stock.”

Effective October 11, 2023, ECD closed the transaction memorialized in the Securities Purchase Agreement, dated October 6, 2023 (the “Humble SPA”) by and between ECD and Defender SPV LLC (the “Investor”) pursuant to which ECD agreed to issue to the Investor (i) 39,000 shares of Series A Convertible Preferred Stock of the Company convertible into shares of ECD Common Stock; (ii) 1,100,000 shares of ECD Common Stock; (iii) a warrant to acquire 1,091,525 additional shares of ECD Common Stock; and (iv) a warrant to acquire 15,819 shares of ECD Series A Preferred Stock, for a purchase price equal to $300,000.

On October 14, 2023, the Parent, the Company, ECD UK, Merger Sub and Scott Wallace, as the Securityholder Representative entered into an amendment to the Merger Agreement. A copy of the Merger Agreement and the First Amendment to the Merger Agreement, dated as of October 14, 2023. At the closing of the Merger, the Parent will issue (a) 25.1 million shares of its common stock, par value $0.0001 per share (the “Parent Common Stock”), (b) 39,000 shares of EFHAC Series A Convertible Preferred Stock, (c) a warrant to purchase 1,091,525 shares of EFHAC Common Stock (“Common Shares Warrant”) and (d) a warrant to purchase 15,819 shares of EFHAC Series A Preferred Stock (“Preferred Shares Warrant”) to the ECD Securityholders, as further described in the Merger Agreement. Parent will also pay the ECD Initial Securityholders a cash payment of $2,000,000 as consideration for the Merger.